EXHIBIT 23.2

CONSENT OF KBL, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated August 14, 2009, in Attitude Drinks Incorporated’s annual report for the fiscal year ended March 31, 2009, related to the consolidated financial statements of Attitude Drinks Incorporated as of March 31, 2009 and for the year then ended, which appear in Attitude Drinks Incorporated’s Registration Statement on Form S-8 filed on or about May 24, 2010.

/s/ KBL, LLP
New York, NY
May 24, 2010